Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement dated July 1, 2003 (the “Amendment”) is entered into on March 5th, 2008 (the “Effective Date”) by and between Bank of Internet USA, a federal savings bank (“Bank”), and Gary Lewis Evans (“Executive”). Bank and Executive are sometimes collectively referred to in this Amendment as the “Parties.”

The Parties therefore agree as follows:

1. Employment Agreement. The Employment Agreement currently in effect, a copy of which is attached as Exhibit A (the “Employment Agreement”), is the effective agreement between the Parties for the employment of Executive.

2. Superseding Amendment. The terms of this Amendment dated March 5th, 2008 shall supersede all terms in the Amendment dated October 22, 2007.

3. Contract Amendments:

a. Duties and Title of Executive: Executive shall have the title of President of the Bank and shall have such duties as assigned by the Bank’s Board of Directors and as modified from time to time. During the Term, Executive shall perform exclusively for Bank the services contemplated in this Agreement to be performed by Executive, faithfully, diligently and to the best of Executive’s ability, consistent with all applicable laws and regulations and the Bank’s federal stock charter and bylaws. With prior written consent of Bank’s Board of Directors, Executive may serve on the Board of Directors of other financial institutions provided that in Bank’s Board of Director’s judgment, as reviewed in its sole discretion from time to time, such service does not interfere with Executive’s duties to Bank.

b. Pre-Tax Net Income Benefit: No payments shall be made pursuant to Section C.3, Exhibit A of Employment Agreement.

4. Additional Covenants:

a. Resignation: With thirty (30) days prior written notice provided to the Bank’s Chairman of the Board, Executive shall be entitled to resign his employment with Bank and have this resignation treated comparably to a termination without cause pursuant to the Employment Agreement.

Executive:

/S/ GARY LEWIS EVANS
Name: Gary Lewis Evans Date: March 5, 2008

Bank: Bank of Internet USA

/S/ JERRY F. ENGLERT
Name: Jerry F. Englert Chairman of the Board Date: March 5, 2008